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                                                                    EXHIBIT 23.2

                          CONSENT of ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ntelos Inc. Employee Stock Purchase Plan of our report dated February 20, 2002, with respect to the consolidated financial statements and schedule of Ntelos Inc. included in its Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

McLean, Virginia
September 30, 2002